UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 13, 2010

KILROY REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-12675	95-4598246
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 481-8400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Kilroy Realty Corporation is amending the first Form 8-K (solely relating to Item 8.01) that it filed on April 14, 2010.

ITEM 8.01	OTHER EVENTS

Effect of Credit Ratings on Cost of Capital. Kilroy Realty, L.P. has been assigned a Baa3 issuer rating by Moody’s Investors Service with a stable outlook and a BBB- corporate credit rating by Standard & Poor’s Ratings Services with a stable outlook. The credit ratings assigned to Kilroy Realty, L.P. could change based upon, among other things, its results of operations and financial condition. These ratings are subject to ongoing evaluation by credit rating agencies and we cannot assure you that any rating will not be changed or withdrawn by a rating agency in the future if, in its judgment, circumstances warrant. If either of these ratings were to be decreased or withdrawn, it could increase Kilroy Realty, L.P.’s overall cost of capital, which could have a material adverse effect on the financial condition and results of operations of each of Kilroy Realty Corporation and Kilroy Realty, L.P., and could also adversely affect the market price of the outstanding capital stock of Kilroy Realty Corporation, and the outstanding debt securities of Kilroy Realty, L.P. Moreover, these ratings relate solely to any debt securities and preferred equity securities that Kilroy Realty Corporation or Kilroy Realty, L.P. may issue and not to common stock of Kilroy Realty Corporation, and are not recommendations to buy, sell or hold the common stock or any other securities of Kilroy Realty Corporation or Kilroy Realty, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KILROY REALTY CORPORATION

By:	/s/ HEIDI R. ROTH
Heidi R. Roth
Senior Vice President and Controller

Date: October 27, 2010